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                                                                       Exhibit J


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of Salomon Brothers Opportunity Fund Inc of our report dated October 22, 2004, relating to the financial statements and financial highlights which appear in the August 31, 2004 Annual Report to Shareholders of Salomon Brothers Opportunity Fund Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
December 21, 2004